UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 3, 2007

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 3, 2007, Jackson Hewitt Tax Service Inc. (the “Company”) finalized the terms of the previously disclosed negotiated settlement of an inquiry by the Attorney General’s Office of the State of California (the “California Attorney General Inquiry”) through the entry of a Stipulated Judgment. Under the final terms of the Stipulated Judgment, which are consistent with the terms of the previously disclosed proposed settlement, the Company is paying $4.0 million into a fund from which California customers of the Company and its franchisees who purchased refund anticipation loans and other financial products from the Company’s providers of financial products between 2001 and 2004 are eligible to receive monies based on the number and type of products purchased and the amount of outstanding delinquent debt collected by the provider of financial products. In order to receive monies in the collection of outstanding delinquent debt, customers will be required to execute a release of claims. The Company is also paying a $0.5 million civil monetary penalty and $0.5 million in costs of investigation to the State of California and has also agreed to certain injunctive relief. The injunctive relief incorporates a number of practices that the Company has implemented over the last several years as part of its ongoing efforts to establish industry leading best practices.

While the Company believes that it has not violated the law, or engaged in any wrongdoing, in connection with the California Attorney General Inquiry, the Company agreed to settle this matter in order to avoid the costs and inconvenience of litigation. The Company believes that the settlement of the California Attorney General Inquiry will not have a material adverse effect on the Company’s financial position, results of operations or cashflows.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: January 9, 2007

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